UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2021

AVIDITY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10975 N. Torrey Pines Road, Suite 150

La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

(858) 401-7900

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2021, Jae B. Kim, M.D. informed Avidity Biosciences, Inc. (the “Company”) of his intention to resign as Chief Medical Officer of the Company, effective August 30, 2021, for personal reasons. In connection with his resignation, the Company entered into a separation agreement with Dr. Kim, pursuant to which Dr. Kim, in exchange for a general release of claims and his agreement to various other customary restrictive covenants, will be eligible to receive certain severance benefits. The foregoing description of the separation agreement does not purport to be complete and is qualified in its entirety by reference to the separation agreement, which will be filed as an exhibit 10.1 to the Company’s Form 10-Q to be filed for the quarter ending September 30, 2021, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: September 1, 2021	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial Officer